LOAN AGREEMENT

This Loan Agreement is made on the 15th day of December 2011 between (1) J Cool Pte., Ltd. of 112 Robinson Road #12-01 Singapore 068902 (hereinafter referred to as the "Lender") of the one part; AND (2) Kinbasha Co., Ltd. 2-1-10,Saiwai-Cho, Hitachi-City, Ibaraki, Japan,(hereinafter referred to as the "Borrower") of the other part.

WHEREAS

(A) At the request of the Borrower, the Lender has agreed to grant a loan to the Borrower for the sum of JPY15,000,000 only (hereinafter referred to as "the Loan") subject to the terms and conditions hereinafter appearing.

(B) The purpose of the Loan is for the Borrower's working capital.

IT IS HEREBY AGREED BY THE PARTIES AS FOLLOWS:

1. The Lender shall, upon the terms and subject to the conditions contained in this Loan Agreement, make available the Loan to or for the benefit of the Borrower provided the Lender shall not be under any obligation to ensure that the Loan is utilized by the Borrower for the purpose it was requested for.

2. The Lender's obligations to make available the Loan shall be subject to the following conditions precedent:

(a) This Loan Agreement is duly executed by both parties.

(b) The Loan shall be sent to the Borrower in three wire transfers of JPY 5,000,000 on the following dates: i) September 27, 2011; ii) October 20, 2011 and iii) December 5, 2011.

3. The Borrower shall repay the Loan within two years. The Loan shall be repaid in full and shall carry an interest rate of WSJ prime plus 2% calculated once every 12 months. However, the Borrower may repay the Loan or any part thereof early but may not re-borrow any amount repaid.

4. The Borrower shall make payment to the Lender in respect of the Loan without any deduction or set-off.

5. Notwithstanding anything herein contained, the Loan will become due and payable or repayable forthwith on demand by the Lender if:

(a) the Borrower is in breach of any of the provisions of this Loan Agreement.

6. Any demand or notice in respect of this Loan Agreement and/or the Loan shall be in writing and may be served on the Borrower personally or by post to the address as stated above. Any such demand or notice delivered personally shall be deemed to have been received immediately upon delivery. Any such demand or notice sent by post shall be deemed to have been received at the opening of business on the first working day following the day on which it was posted, even if returned undelivered.

7. Time shall be of the essence in respect of the Borrower's obligation under or in respect of the Loan but no failure by the Lender to exercise or delay by the Lender in exercising any right or remedy under or in respect of this Loan Agreement shall operate as a waiver of it, nor shall any single partial or defective exercise by the Lender of any such right or remedy preclude any other or further exercise of that or any other right or remedy.

8. All amendments to this Loan Agreement must be in writing and signed by the Borrower and the Lender. This Loan Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the Borrower and the Lender about the subject matter of this Loan Agreement merge into this Loan Agreement.

9. This Loan Agreement shall be binding upon the successors in title of the Borrower and the Lender.

10. The Borrower and the Lender hereby agree that this Loan Agreement shall be governed by the laws of Japan without regard to the principles of conflicts of law. The Borrower and the Lender each submit to the exclusive jurisdiction of the courts of Japan.

11. This document supercedes the loan agreement between the Lender and the Borrower dated October 20, 2011.

AS WITNESS WHEREOF the Borrower and the Lender have hereunto caused this Loan Agreement to be executed as of the date first above written.

SIGNED by BORROWER

By: Masatoshi Takahama

Name: Masatoshi Takahama

Title: CEO

SIGNED by LENDER

Name: Yoshikazu Nakamura

Title: CEO